Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Second Amendment”) dated as of May 16, 2013 to the Credit Agreement dated as of December 12, 2012 (as amended by Amendment No. 1 to the Credit Agreement dated as of March 13, 2013, the “Credit Agreement”), among TEMPUR-PEDIC INTERNATIONAL INC. (the “Parent”), TEMPUR-PEDIC MANAGEMENT, LLC (the “Lead Borrower”), TEMPUR-PEDIC NORTH AMERICA, LLC and TEMPUR PRODUCTION USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Lead Borrower has requested Refinancing Term B Loans (as defined below) to refinance in full the Existing Term B Loans (as defined below);

WHEREAS, in accordance with Section 2.20 of the Credit Agreement, the Refinancing Term B Lenders (as defined below) have elected to provide the Refinancing Term B Loans on the terms and conditions set forth herein;

WHEREAS, each Person that agrees to make Refinancing Term B Loans (collectively, the “Refinancing Term B Lenders”) will make Refinancing Term B Loans to the Borrowers on the Second Amendment Effective Date (as defined below) (the “Refinancing Term B Loans”) in an amount equal to its Refinancing Term Commitment (as defined below);

WHEREAS, the proceeds of the Refinancing Term B Loans will be applied to refinance in full the Term B Loans outstanding on the Second Amendment Effective Date (immediately prior to the effectiveness of this Second Amendment) (the “Existing Term B Loans”);

WHEREAS, this Second Amendment includes amendments to the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Second Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Second Amendment (the “Amended Credit Agreement”).

ARTICLE II

REFINANCING TRANSACTIONS

Section 2.01 Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each Refinancing Term B Lender severally agrees to make a Refinancing Term B Loan to the Borrowers on the Second Amendment

Effective Date in a principal amount equal to its Refinancing Term Commitment. The “Refinancing Term Commitment” of any Refinancing Term B Lender will be the amount set forth opposite such Refinancing Term B Lender’s name on Schedule 1 hereto. On the Second Amendment Effective Date, the proceeds of the Refinancing Term B Loans shall be applied to refinance in full the Existing Term B Loans (the “Refinancing”).

(b) Each Existing Term B Lender that executes and delivers a signature page to this Second Amendment (a “Consent”) under the “Cashless Settlement Option” (each such lender, a “Cashless Option Lender”) hereby agrees, on the Second Amendment Effective Date and on the terms and conditions set forth herein and in the Amended Credit Agreement, to exchange all (or such lesser amount as the Administrative Agent may allocate) of its Existing Term B Loans for Refinancing Term B Loans (which Existing Term B Loans shall thereafter no longer be deemed to be outstanding) under the Amended Credit Agreement, in the same aggregate principal amount as such Existing Term B Lender’s Existing Term B Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate; any such principal amount of Existing Term B Loans not allocated for exchange to Refinancing Term B Loans, the “Non-Allocated Term B Loans”), and such Existing Term B Lender shall thereafter be a Term B Lender under the Amended Credit Agreement. Each Term B Lender that shall not have executed a Consent hereto shall have its Existing Term B Loans repaid in full, and the Borrowers shall pay to each such Term B Lender all accrued and unpaid interest on, and premiums and fees related to, such Term B Lender’s Term B Loans to, but not including, the Second Amendment Effective Date and each Cashless Option Lender with Non- Allocated Term B Loans shall have its Non-Allocated Term B Loans outstanding immediately prior to the Second Amendment Effective Date repaid in full, and the Borrowers shall pay to each such Term B Lender all accrued and unpaid interest on, and premiums and fees related to, such Term B Lender’s Non-Allocated Term B Loans to, but not including, the Second Amendment Effective Date.

(c) Each Cashless Option Lender shall, effective on the Second Amendment Effective Date, automatically become party to the Amended Credit Agreement as a Lender. Each Term B Lender under the Credit Agreement that executes and delivers a Consent agrees that (i) to the extent its Existing Term B Loans under the Credit Agreement are being repaid on the Second Amendment Effective Date it waives any amounts it may be entitled to under Section 2.06(a) of the Credit Agreement in connection with such repayment and (ii) such Cashless Option Lender shall not be entitled to any compensation under Section 3.05 of the Credit Agreement as a result of such repayment (it being acknowledged that the Interest Period for such Cashless Option Lender shall be reset as of the Second Amendment Effective Date as set forth in the Loan Notice delivered by the Lead Borrower on the Second Amendment Effective Date).

(d) Each Refinancing Term B Lender party hereto and the Administrative Agent acknowledge that (i) the Lead Borrower hereby provides notice under Section 2.20(a) of the Credit Agreement of its request for Refinancing Term B Loans to refinance in full the Existing Term B Loans, (ii) all notice requirements set forth in Section 2.20(a) of the Credit Agreement with respect to such refinancing have been satisfied and (iii) notwithstanding Section 2.02(a) of the Credit Agreement, the Borrowers shall provide at least one Business Day notice for any Refinancing Term B Loans made on the Second Amendment Effective Date that are to be Eurocurrency Rate Loans.

ARTICLE III

AMENDMENTS TO THE CREDIT AGREEMENT AND SECURITY AGREEMENT

Section 3.01 Amendments to Credit Agreement. Each of the parties hereto agrees that, effective on the Second Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 3.02 Amendment to Security Agreement. Section 4(d) of the Security Agreement is hereby amended by adding the phrase “or Section 8.01(u)” immediately after the phrase “Section 8.01(p)” therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties. To induce the other parties hereto to enter into this Second Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Second Amendment Effective Date, that the following statements are true and correct in all material respects on and as of the Second Amendment Effective Date:

(a) The execution, delivery and performance by each Credit Party of this Second Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not contravene the terms of any of such Credit Party’s Organization Documents;

(b) This Second Amendment has been duly executed and delivered by each Credit Party. This Second Amendment constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each Credit Party in accordance with its terms, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law);

(c) The representations and warranties of the Borrowers and each other Credit Party contained in Article 6 of the Credit Agreement or any other Credit Document are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and, except that for purposes of this paragraph, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) respectively, of Section 7.01 of the Credit Agreement; and

(d) As of the Second Amendment Effective Date, no Default or Event of Default shall exist immediately before or immediately after giving effect to this Second Amendment and the incurrence of the Refinancing Term B Loans.

ARTICLE V

CONDITIONS TO EFFECTIVENESS

Section 5.01 Second Amendment Effective Date. This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Second Amendment. The Administrative Agent shall have received a counterpart signature page of this Second Amendment duly executed by each of the

Credit Parties, the Cashless Option Lenders, the Refinancing Term B Lenders, the Administrative Agent and Lenders sufficient to constitute, collectively, the requisite Lenders.

(b) Payment of Fees.

(i) Except as otherwise provided in this Second Amendment, concurrently with the making of the Refinancing Term B Loans hereunder, (a) the entire aggregate principal amount of the Existing Term B Loans and (b) all accrued interest, fees and other amounts (including any amounts due pursuant to Section 2.06 of the Credit Agreement) accrued prior to the Second Amendment Effective Date in connection therewith shall have been paid (or, in the case of principal, deemed paid pursuant to this Second Amendment) in full and all Interest Periods in respect of thereof shall have been terminated; and

(ii) The Administrative Agent shall have received payment of all reasonable and documented fees and expenses of counsel for the Administrative Agent as set forth in Section 11.04 of the Credit Agreement.

(c) Notes. If requested by any Refinancing Term B Lender at least three (3) Business Days prior to the Second Amendment Effective Date, the Administrative Agent shall have received a Term B Note executed by the Borrowers in favor of such Refinancing Term B Lender;

(d) Opinions of Counsel. Receipt by the Administrative Agent, on behalf of itself and the Lenders, of customary opinions of legal counsel to the Credit Parties (which shall cover authority, legality, validity, binding effect and enforceability of this Second Amendment, non-contravention of Organization Documents, specified material agreements and applicable Law and reaffirmation of security interests).

(e) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

i. copies of the Organization Documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date (or a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since March 18, 2013 or, if any changes have been made, appending such amendments to such certificate and certifying that the attached is a true and complete copy of such documents);

ii. certificates of resolutions or other action and incumbency certificates of Responsible Officers of each Credit Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Second Amendment (or a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since March 18, 2013); and

iii. good standing certificates for each Credit Party as of recent date in its state of organization or formation.

(f) Loan Notice. Receipt by the Administrative Agent of a Loan Notice requesting the borrowing of the Refinancing Term B Loans on the Second Amendment Effective Date in accordance with the requirements of Section 2.02 of the Credit Agreement, as modified by Section 2.01(d) above.

(g) Prepayment. The Administrative Agent shall have received a payment in the amount of $125,000,000 to effect the voluntary prepayment of the Refinancing Term B Loans in accordance with Section 2.06 of the Credit Agreement immediately after giving effect to the Refinancing. The Administrative Agent hereby acknowledges that it has received notice of such prepayment in accordance with Section 2.20 of the Credit Agreement.

Section 5.02 Effects of this Second Amendment.

(a) Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. This Second Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

(c) Each Refinancing Term B Lender shall be a Lender for purposes of the Credit Documents.

ARTICLE VI

REAFFIRMATION

Section 6.01 Reaffirmation. Notwithstanding the effectiveness of this Second Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Credit Agreement with respect to all of the Obligations.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Governing Law. THIS SECOND AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND AMENDMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN

CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.02 Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Second Amendment to the extent required pursuant to Section 11.04 of the Credit Agreement.

Section 7.03 Counterparts; Effectiveness. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

Section 7.04 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 7.05 Notes. Each Existing Term B Lender covenants and agrees to return to the Lead Borrower its Term B Note, if any, evidencing its Existing Term B Loans, which Existing Term B Loans have been paid and satisfied in full in accordance with the provisions hereof, within 5 business days after the Second Amendment Effective Date (or such later date as agreed to by the Lead Borrower) and acknowledges and agrees that such Term B Notes are cancelled as of the Second Amendment Effective Date after the making of the Refinancing Term B Loans on such date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

[The remainder of this page intentionally left blank].

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TEMPUR-PEDIC INTERNATIONAL INC., a Delaware corporation

TEMPUR-PEDIC MANAGEMENT, LLC, a Delaware limited liability company

TEMPUR WORLD, LLC, a Delaware limited liability company

TEMPUR PRODUCTION USA, LLC, a Virginia limited liability company

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer and Assistant Secretary

TEMPUR-PEDIC MANUFACTURING, INC., a Delaware corporation

DAWN SLEEP TECHNOLOGIES, INC., a Delaware corporation

TEMPUR-PEDIC SALES, INC., a Delaware corporation

TEMPUR-PEDIC NORTH AMERICA, LLC, a Delaware limited liability company

TEMPUR-PEDIC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer and Secretary

TEMPUR-PEDIC AMERICA, LLC, a Delaware limited liability company

By:	/s/ William H. Poche
Name:	William H. Poche
Title:	Treasurer

[Signature Page to Amendment No. 2 to Credit Agreement]

SEALY CORPORATION, a Delaware corporation

SEALY MATTRESS CORPORATION, a Delaware corporation

SEALY MATTRESS COMPANY, an Ohio corporation

OHIO-SEALY MATTRESS MANUFACTURING CO. INC., a Massachusetts corporation

OHIO-SEALY MATTRESS MANUFACTURING CO., a Georgia corporation

SEALY MATTRESS COMPANY OF KANSAS CITY, INC., a Missouri corporation

SEALY MATTRESS COMPANY OF ILLINOIS, an Illinois corporation

A. BRANDWEIN & CO., an Illinois corporation

SEALY MATTRESS COMPANY OF ALBANY, INC., a New York corporation

SEALY OF MARYLAND AND VIRGINIA, INC., a Maryland corporation

SEALY OF MINNESOTA, INC., a Minnesota corporation

NORTH AMERICAN BEDDING COMPANY, an Ohio corporation

SEALY, INC., an Ohio corporation

THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP, a Delaware corporation

SEALY MATTRESS MANUFACTURING COMPANY, INC., a Delaware corporation

SEALY TECHNOLOGY LLC, a North Carolina limited liability company

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

SEALY-KOREA, INC., a Delaware corporation

MATTRESS HOLDINGS INTERNATIONAL, LLC, a Delaware limited liability company

SEALY REAL ESTATE, INC., a North Carolina corporation

SEALY MATTRESS COMPANY OF PUERTO RICO, an Ohio corporation

SEALY TEXAS MANAGEMENT, INC., a Texas corporation

WESTERN MATTRESS COMPANY, a California corporation

SEALY MATTRESS COMPANY OF MEMPHIS, a Tennessee corporation

SEALY MATTRESS CO. OF S.W. VIRGINIA, a Virginia corporation

ADVANCED SLEEP PRODUCTS, a California corporation

SEALY COMPONENTS-PADS, INC., a Delaware corporation

SEALY MATTRESS COMPANY OF MICHIGAN, INC., a Michigan corporation

By:	/s/ Dale E. Williams
Name:	Dale E. Williams
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Laura Call
Name: Laura Call
Title: Assistant Vice President

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as Refinancing Term B Lender

By:	/s/ Caroline Kim
Name: Caroline Kim
Title: Director

[Signature Page to Second Amendment]

BANK OF AMERICA, N.A., as Lender

By:	/s/ Thomas C. Kilcrease, Jr.
Name: Thomas C. Kilcrease, Jr.
Title: SVP

[Signature Page to Second Amendment]

BARCLAYS BANK PLC as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A. as a Lender

By:	/s/ Anthony A. Eastman
Name: Anthony A. Eastman
Title: VP

[Signature Page to Second Amendment]

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WELLS FARGO BANK, N.A. as a Lender

By:	/s/ Bryan Hulker
Name: Bryan Hulker
Title: SVP

[Signature Page to Second Amendment]

FIFTH THIRD BANK, as a Lender

By:	/s/ Mary-Alicha Weldon
Name: Mary-Alicha Weldon
Title: Vice President

[Signature Page to Second Amendment]

CONSENT TO AMENDMENT NO. 2

CONSENT (this “Consent”) to AMENDMENT NO. 2 (this “Second Amendment”) to the Credit Agreement dated as of December 12, 2012 (as amended by Amendment No. 1 to the Credit Agreement dated as of March 13, 2013, the “Credit Agreement”), among TEMPUR-PEDIC INTERNATIONAL INC. (the “Parent”), TEMPUR-PEDIC MANAGEMENT, LLC (the “Lead Borrower”), TEMPUR-PEDIC NORTH AMERICA, LLC and TEMPUR PRODUCTION USA, LLC, each as a Borrower, the Guarantors identified therein, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Second Amendment.

Existing Term B Lenders. The undersigned Existing Term B Lender hereby irrevocably and unconditionally approves the Second Amendment and consents:

Cashless Settlement Option

☐ to convert 100% of the outstanding principal amount of the Existing Term B Loans under the Credit Agreement held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) into Refinancing Term B Loans under the Amended Credit Agreement in a like principal amount. In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be repaid on the Second Amendment Effective Date.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

[on file with Administrative Agent]
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Amount of outstanding Existing Term B Loans:

Schedule 1

Refinancing Term Loan B Commitments

Refinancing Term B Lender	Refinancing Term Commitment

Bank of America, N.A.	$867,825,000.00

Exhibit A

[Amendments to Credit Agreement attached]

Term A Lender’s Term A Commitment at such time and (ii) thereafter, the principal amount of such Term A Lender’s Term A Loans at such time, (b) in respect of the Term B Facility, with respect to any Term B Lender at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility represented by (i) on or prior to the Closing Date, such Term B Lender’s Term B Commitment at such time and (ii) thereafter, the principal amount of such Term B Lender’s Term B Loans at such time and (c) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the Revolving Credit Commitments have been terminated pursuant to Section 9.02 or have expired, then the Aggregate Commitment Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Aggregate Commitment Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Aggregate Commitment Percentage of each Lender, as of the Closing Date, in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The Aggregate Commitment Percentage of each Term B Lender, as of the Second Amendment Effective Date, in respect of the Term B Facility is set forth opposite the name of such Term B Lender on Schedule 1 to the Second Amendment.

“Aggregate Commitments” means the Commitments of all Lenders.

“Aggregate Incremental Amount” means, at any time, the sum of the aggregate principal amount of (a) Incremental Loans incurred at or prior to such time (assuming all Incremental Commitments established at or prior to such time are fully drawn) and (b) Permitted Incremental Equivalent Debt incurred at or prior to such time.

“Aggregate Revolving Credit Commitments” means the Revolving Credit Commitments of all Revolving Credit Lenders.

“Aggregate Revolving Credit Committed Amount” has the meaning provided in Section 2.01(c).

“Agreement” has the meaning provided in the recitals hereto.

“Albuquerque Bond Indenture” means that certain Trust Indenture, as amended and modified, among Bernalillo County, New Mexico, as issuer, and The Bank of New York Trust Company, N.A., as trustee, pursuant to which the Albuquerque Bonds may be issued.

“Albuquerque Bonds” means the Bernalillo County, New Mexico Taxable Fixed Rate Unsecured Industrial Revenue Bonds (Tempur Production USA, Inc. Project), Series 2005B, in the aggregate principal amount of up to $25,000,000 under the Albuquerque Bond Indenture, and sometimes referred to in the Albuquerque Bond Indenture as the “Self-Funded Bonds” representing the Parent’s “equity” in the Albuquerque Project.

“Albuquerque Facility” means the real property and fixtures at the building leased by the Credit Parties located at 12907 Tempur-Pedic Parkway, Albuquerque, New Mexico.

“Albuquerque IRB Financing” means the financing for the Albuquerque Project, including the Albuquerque Bonds, the Albuquerque Bond Indenture and the other bond documents referenced therein and relating thereto.

“Albuquerque Project” has the meaning given the term “Project” in the Albuquerque Bond Indenture.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Administrative Agent in consultation with the Parent taking into account the interest rate, margin, original issue discount, upfront fees and “eurodollar rate floors” or “base rate floors”; provided that (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness, (ii) customary arrangement, structuring, underwriting, amendment or commitment fees paid solely to the applicable arrangers or agents with respect to such Indebtedness shall be excluded and (iii) for the purpose of Section 2.18, if the “eurodollar rate floor” or “base rate floor” for the Incremental Term Loans exceeds 100 basis points or 200 basis points, respectively, such excess shall be equated to an increase in the Applicable Percentage for the purpose of this definition.

“Applicable Percentage” means (a) in respect of the Term A Facility and the Revolving Credit Facility, the following percentages per annum, based on the Consolidated Total Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a); provided that from the Closing Date until the receipt by the Administrative Agent of the Compliance Certificate with respect to the first full fiscal quarter of the Parent following the Closing Date, Pricing Level III shall apply to the Term A Loans, the Revolving Credit Loans, the Letter of Credit Fee and the Commitment Fee:

		Applicable Percentage for
Pricing Level	Consolidated Total Net Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee
I	Less than or equal to 3.50:1.00	2.50%	1.50%	2.50%	0.375%
II	Greater than 3.50:1.00 but less than or equal to 4.00:1.00	2.75%	1.75%	2.75%	0.500%
III	Greater than 4.00:1.00 but less than or equal to 4.50:1.00	3.00%	2.00%	3.00%	0.500%
IV	Greater than 4.50:1.00	3.25%	2.25%	3.25%	0.500%

; and (b) in respect of the Term B Facility, ~~3.00~~1.75% per annum for Base Rate Loans and ~~4.00~~2.75% per annum for Eurocurrency Rate Loans.

Any increase or decrease in the Applicable Percentage resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective on the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the date on which such

“Auction Procedures” means the Dutch Auction Procedures set forth on Exhibit 11.06(i).

“Available ECF Amount” means, on any date, an amount determined on a cumulative basis equal to Excess Cash Flow for each year, commencing with the fiscal year ending December 31, 2013 and ending with the fiscal year of the Parent most recently ended prior to such date for which financial statements and a Compliance Certificate have been delivered pursuant to Section 7.01(a) and Section 7.02(a) to the extent Not Otherwise Applied.

“Bank of America” means Bank of America, N.A., together with its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.5%), (b) the Prime Rate and (c) except during a Eurocurrency Unavailability Period, the Eurocurrency Rate plus one percent (1.00%); provided that, with respect to the Term B Loans, the Base Rate shall not be less than ~~2.00~~1.75% per annum.

“Base Rate Loan” means a Revolving Credit Loan, a Term A Loan or a Term B Loan that bears interest based on the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence from time to time of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Borrower” means each of the Parent, each entity listed on Annex A and, solely with respect to the Revolving Credit Facility, any Designated Borrowers, as the context may require.

“Borrowing” means a Revolving Credit Borrowing, a Swingline Borrowing, a Term A Borrowing or a Term B Borrowing, as the context may require.

“Bridge Credit Agreement” means the credit agreement (if any) dated as of the Closing Date among the Parent, Bank of America, as administrative agent, and the lenders party thereto on terms specified in the Commitment Letter and otherwise on terms reasonably satisfactory to the Required Lenders, the proceeds of which are applied to finance a portion of the Sealy Acquisition and the Refinancing and to pay the Transaction Costs.

“Bridge Facility” means the term loan credit facility under the Bridge Credit Agreement (if any).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in the State of New York, and, if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurocurrency Rate Loan, or

Commitment is a Revolving Credit Commitment, Term A Commitment or Term B Commitment.

“Closing Date” means ~~the first date all conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01, which shall occur on or prior to the Commitment Termination Date~~March 18, 2013.

“Closing Date Guarantors” means, collectively, the Company and each other Subsidiary of the Parent listed on Annex B.

“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.

“Collateral Agent” means Bank of America, in its capacity as collateral agent under any of the Credit Documents, or any successor collateral agent.

“Collateral Documents” means the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreements, the Intellectual Property Security Agreement Supplements, the Mortgages and any other documents executed and delivered by the Credit Parties in order to grant to the Collateral Agent a security interest in the Collateral as security for the Obligations.

“Commitment” means a Term A Commitment, a Term B Commitment or a Revolving Credit Commitment, as the context may require.

“Commitment Fee” has the meaning set forth in Section 2.09(a)(i).

“Commitment Letter” means the Amended and Restated Commitment Letter addressed to the Parent dated as of October 23, 2012 from Bank of America, JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., Wells Fargo Investment Holdings, LLC and the Arrangers.

“Commitment Period” means, in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Credit Loans and Swingline Loans, the Revolving Termination Date or (ii) in the case of the Letters of Credit, the L/C Expiration Date, or (b) the date on which the Revolving Credit Commitments shall have been terminated as provided herein.

“Commitment Termination Date” means the earliest to occur of (a) September 26, 2013, unless the Closing Date occurs on or prior thereto, (b) the closing of the Sealy Acquisition without the use of the Facilities and the Bridge Facility (if any) and/or the Senior Notes (if any), (c) the entry into an Alternative Financing (as defined in the Acquisition Agreement), (d) the entry into an Alternative Acquisition Agreement (as defined in the Acquisition Agreement), (e) the termination of the Acquisition Agreement, (f) the public announcement of the abandonment of the Sealy Acquisition by the Parent or any of its Affiliates in a public statement or filing and (g) with respect to each Facility, termination of the Commitments under such Facility pursuant to Section 2.07.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

provisions of Section 2.16 of this Credit Agreement ~~and~~, the Joinder Agreements and the Second Amendment.

“Credit Extension” means each of the following: (a) a Borrowing, (b) the conversion or continuation of a Borrowing and (c) an L/C Credit Extension.

“Credit Parties” means, collectively, the Parent, the other Borrowers and the Guarantors.

“Credit Party Materials” has the meaning provided in Section 7.02.

“Danish Tax Assessment” means the pending income tax assessment from the Danish Tax Authority and any related assessment from the Danish Tax Authority for subsequent years and related interest and penalties, as described in the Parent’s Report on Form 10-Q for the quarter ended September 30, 2012.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition that constitutes an Event of Default or that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means,

(a) in the case of the Letter of Credit Fee, an interest rate equal to the sum of (i) the Applicable Percentage for Revolving Credit Loans that are Base Rate Loans, plus (ii) two percent (2.0%) per annum;

(b) in the case of Eurocurrency Rate Loans under any Facility, an interest rate equal to the sum of (i) the Eurocurrency Rate therefor, plus (ii) the Applicable Percentage in respect of Eurocurrency Rate Loans under such Facility, plus (iii) two percent (2.0%) per annum;

(c) in the case of Base Rate Loans under any Facility, an interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Percentage in respect of Base Rate Loans under such Facility, plus (iii) two percent (2.0%) per annum; and

(d) in all other cases, an interest rate equal to the sum of (i) the Base Rate, plus (ii) the Applicable Percentage in respect of Base Rate Loans under the Term B Facility, plus (iii) two percent (2.0%) per annum.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied or (ii)

interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliates) to major banks in the London interbank eurodollar market at their request at the date and time of determination.

“Eurocurrency Rate” means (a) for any Interest Period with respect to any Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurocurrency Base Rate for such Eurocurrency Rate Loan for such Interest Period by (ii) one minus the Eurocurrency Reserve Percentage for such Eurocurrency Rate Loan for such Interest Period and (b) for any day with respect to any Base Rate Loan bearing interest at a rate based on the Eurocurrency Rate, a rate per annum determined by the Administrative Agent to be equal to the quotient obtained by dividing (i) the Eurocurrency Base Rate for such Base Rate Loan for such day by (ii) one minus the Eurocurrency Reserve Percentage for such Base Rate Loan for such day; provided that, with respect to the Term B Loans, the Eurocurrency Rate shall not be less than ~~1.00~~0.75% per annum.

“Eurocurrency Rate Loan” means a Revolving Credit Loan, a Term A Loan or a Term B Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Base Rate.”

“Eurocurrency Reserve Percentage” means, for any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan and for each outstanding Base Rate Loan bearing interest at a rate based on the Eurocurrency Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Eurocurrency Unavailability Period” means any period of time during which a notice delivered to the Parent in accordance with Section 3.03 shall remain in force and effect.

“Event of Default” has the meaning provided in Section 9.01.

“Evidence of Flood Insurance” has the meaning provided in the definition of Real Estate Collateral Requirements.

“Excess Cash Flow” means, for any fiscal year of the Parent, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) Consolidated

“Incremental Term Commitment” means the commitment of any Lender, established pursuant to Section 2.18, to make Incremental Term Loans to the Borrowers.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” means additional Term Loans made by one or more Lenders to the Borrowers pursuant to their Incremental Term Commitments.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Debt;

(b) all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) net obligations of such Person under any Swap Contract;

(d) Support Obligations in respect of Indebtedness of another Person; and

(e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined (i) based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c), and (ii) based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning provided in Section 11.04(b).

“Information” has the meaning provided in Section 11.07.

“Initial Term B Loan” means the Term B Loans made on the Closing Date by the Term B Lenders that are outstanding immediately prior to the effectiveness of the Second Amendment.

“Intellectual Property Security Agreements” means the Intellectual Property Security Agreements as such term is defined in the Security Agreement.

“Intellectual Property Security Agreement Supplements” means the Intellectual Property Security Agreement Supplements as such term is defined in the Security Agreement.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA and subject to ERISA, to which a Credit Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means (a) with respect to any Disposition or Involuntary Disposition, the aggregate proceeds paid in cash or Cash Equivalents received by the Parent or any Subsidiary in connection with any Disposition or Involuntary Disposition, net of (i) direct costs (including legal, accounting and investment banking fees, sales commissions and underwriting discounts), (ii) estimated taxes paid or payable as a result thereof, and (iii) amounts required to be applied to the repayment of Indebtedness (other than the Indebtedness hereunder, Permitted Incremental Equivalent Debt and Permitted External Refinancing Debt) secured by a Lien on the asset or assets the subject of such Disposition or Involuntary Disposition (or, in the case of Net Cash Proceeds of any Foreign Disposition, amounts applied during such period to the permanent repayment of any Indebtedness of the Foreign Subsidiaries to the extent required by the terms of such Indebtedness); and (b) with respect to any incurrence or issuance of Indebtedness, the aggregate principal amount actually received in cash by the Parent or any Subsidiary in connection therewith, net of (x) direct costs (including legal, accounting and investment banking fees, sales commissions and underwriting discounts) and (y) the principal amount of the Bridge Facility (if any) prepaid with the proceeds thereof. For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Parent or any Subsidiary in any Disposition or Involuntary Disposition.

“New Term B Loans” means the advances made by the Term B Lenders under the Term B Facility pursuant to the Second Amendment.

“NFIP” has the meaning provided in the definition of Real Estate Collateral Requirements.

“Non-Consenting Lender” has the meaning provided in Section 11.13.

“Non-Guarantor Domestic Subsidiary” has the meaning provided in Section 7.12(a).

“Not Otherwise Applied” means, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available ECF Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Term Loans pursuant to Section 2.06(b)(ii)(C) (other than as a result of clause (iii) thereof or Section 2.06(b)(ii)(F)) and (b) has not previously been (and is not simultaneously being) applied to anything other than such particular use or transaction (including, without limitation, Investments permitted under Section 8.02(m), Restricted Payments permitted under Section 8.06(d) and prepayments of Junior Financing under Section 8.12(a)).

“Notes” means the Term A Notes, the Term B Notes, the Revolving Credit Notes and the Swingline Notes.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sealy Acquisition” has the meaning provided in the recitals hereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means Amendment No. 2 to this Credit Agreement, dated as of May 16, 2013, among the Borrowers, the other Credit Parties, Bank of America, as administrative agent, and the other lenders party thereto.

“Second Amendment Effective Date” means the date on which the Second Amendment becomes effective in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Transaction” means any financing or factoring or similar transaction (or series of such transactions) entered by the Parent or any Subsidiary pursuant to which the Parent or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Security Agreement” means, collectively, (a) the security agreement dated as of the Closing Date given by the Credit Parties party thereto, as grantors, to the Collateral Agent to secure the Obligations substantially in the form of Exhibit 1.01-3 and (b) any other security agreement in favor of the Collateral Agent to secure all or some portion of the Obligations that may be given by any Person pursuant to the terms hereof.

“Senior Notes” means the notes outstanding under an indenture to be entered into after the ~~date hereof~~Effective Date among the Parent, as issuer, the Subsidiaries party thereto and the trustee thereunder on terms reasonably satisfactory to the Administrative Agent, the proceeds of which are applied to finance a portion of the Sealy Acquisition and the Refinancing and to pay the Transaction Costs.

“Senior Representative” means, with respect to any Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit 5.01(j).

“Solvent” means with respect to the Parent and its Subsidiaries that (a) after giving effect to the incurrence of the initial Credit Extension under this Credit Agreement on the Closing Date and the consummation of the Sealy Acquisition on the Closing Date both (i) the fair value of the assets of the Parent and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the total liability on existing debts of the Parent and its Subsidiaries, taken as a whole, as they become absolute and matured and (ii) the present fair salable value of the assets of the Parent and its Subsidiaries, taken as a whole, is not less than

“Term A Loan” means an advance made by any Term A Lender under the Term A Facility.

“Term A Note” means a promissory note made by the Borrowers in favor of a Term A Lender evidencing Term A Loans made by such Term A Lender, substantially in the form of Exhibit 2.13-3.

“Term A/Revolving Ticking Fee Percentage” means (a) from and including the Effective Date to but excluding December 27, 2012, 0% and (b) from and including December 27, 2012, 0.50%.

“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01(b).

“Term B Commitment” means, for each Term B Lender, the commitment of such Term B Lender to make Term B Loans pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed (x) with respect to the Initial Term B Loans, the amount set forth opposite such Term B Lender’s name on schedule 2.01 under the caption “Term B Commitment” or (y) with respect to the New Term B Loans, the amount set forth opposite such Term B Lender’s name on Schedule ~~2.01 under the caption “Term B Commitment” or~~ 1 to the Second Amendment, or, in either case, opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with the terms of this Credit Agreement.

“Term B Facility” means (a) at any time on or prior to the Closing Date, the aggregate principal amount of Term B Commitments of all Term B Lenders at such time and (b) at any time after the Closing Date, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.

“Term B Loan” means ~~an advance made by any Term B Lender under the~~(a) at any time prior to the Second Amendment Effective Date, the Initial Term B Loans and (b) on and after the Second Amendment Effective Date, the New Term B ~~Facility~~Loans.

“Term B Note” means a promissory note made by the Borrowers in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit 2.13-4.

“Term B Ticking Fee Percentage” means (a) from and including the Effective Date to but excluding December 27, 2012, 0%, (b) from and including December 27, 2012 to but excluding April 27, 2013, 2.00% and (c) from and including April 27, 2013, 4.00%.

“Term Borrowing” means a Term A Borrowing and/or a Term B Borrowing, as the context may require.

(b) Initial Term B Loans.

(i) Each Term B Lender ~~severally~~ agrees to make a single loan to the Borrowers in Dollars on the Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of Initial Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Aggregate Commitment Percentages of the Term B Facility. Amounts borrowed under this Section 2.01(b)(i) and repaid or prepaid may not be reborrowed. Initial Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein. The Initial Term B Loans will be prepaid in full with the proceeds of the New Term B Loans on the Second Amendment Effective Date.

(ii) New Term B Loans. Subject also to the terms and conditions set forth in the Second Amendment, each Term B Lender severally agrees to make a single loan to the Borrowers in Dollars on the Second Amendment Effective Date, in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of New Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Aggregate Commitment Percentages of the Term B Facility. Amounts borrowed under this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. New Term B Loans may be Base Rate Loans or Eurocurrency Rate Loans as further provided herein.

(c) Revolving Credit Loans. During the Commitment Period, each Revolving Credit Lender severally agrees to make revolving credit loans (the “Revolving Credit Loans”) to the Borrowers in Dollars, from time to time, on any Business Day; provided that after giving effect to any such Revolving Credit Loan, (i) with regard to the Revolving Credit Lenders collectively, the Outstanding Amount of Revolving Credit Obligations shall not exceed THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Credit Committed Amount”) and (ii) with regard to each Revolving Credit Lender individually, such Revolving Credit Lender’s Aggregate Commitment Percentage of the Outstanding Amount of Revolving Obligations shall not exceed its Revolving Credit Commitment; provided further that, on the Closing Date, not more than $150,000,000 may be borrowed, of which not more than $140,000,000 may be applied to finance the Sealy Acquisition and the Refinancing and to pay the Transaction Costs. Revolving Credit Loans may consist of Base Rate Loans, Eurocurrency Rate Loans, or a combination thereof, as the Lead Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

(d) Letters of Credit. During the Commitment Period, (i) the L/C Issuer, in reliance upon the commitments of the Revolving Credit Lenders set forth herein, agrees (A) to issue Letters of Credit denominated in Dollars for the account of the Parent or any other Credit Party on any Business Day, (B) to amend or extend Letters of Credit previously issued hereunder, and (C) to honor drawings under Letters of Credit; and (ii) the Revolving Credit Lenders severally agree to purchase from the L/C Issuer a participation interest in the Existing Letters of Credit and Letters of Credit issued hereunder in an amount equal to such Revolving Credit Lender’s Aggregate Commitment Percentage thereof; provided that (A) the Outstanding Amount of L/C Obligations shall not exceed ONE HUNDRED MILLION DOLLARS ($100,000,000) (as such amount may be decreased in accordance with the provisions hereof, the “L/C Sublimit”) and (B) the Outstanding Amount of Revolving Obligations shall not

Date	Amount
1st fiscal quarter-end following the Closing Date	$6,875,000
2nd fiscal quarter-end following the Closing Date	$6,875,000
3rd fiscal quarter-end following the Closing Date	$6,875,000
4th fiscal quarter-end following the Closing Date	$6,875,000
5th fiscal quarter-end following the Closing Date	$6,875,000
6th fiscal quarter-end following the Closing Date	$6,875,000
7th fiscal quarter-end following the Closing Date	$6,875,000
8th fiscal quarter-end following the Closing Date	$6,875,000
9th fiscal quarter-end following the Closing Date	$13,750,000
10th fiscal quarter-end following the Closing Date	$13,750,000
11th fiscal quarter-end following the Closing Date	$13,750,000
12th fiscal quarter-end following the Closing Date	$13,750,000
13th fiscal quarter-end following the Closing Date	$13,750,000
14th fiscal quarter-end following the Closing Date	$13,750,000
15th fiscal quarter-end following the Closing Date	$13,750,000
16th fiscal quarter-end following the Closing Date	$13,750,000
17th fiscal quarter-end following the Closing Date	$13,750,000
18th fiscal quarter-end following the Closing Date	$13,750,000
19th fiscal quarter-end following the Closing Date	$13,750,000
20th fiscal quarter-end following the Closing Date	$13,750,000
Term A Loan Maturity Date	$330,000,000 or such lesser aggregate principal amount of Term A Loans then outstanding provided that (x) the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date in respect of the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date and (y) in the event and on each occasion that the Term A Commitment shall be reduced or shall expire or terminate other than as a result of making the Term A Loans, the installments payable on each of the foregoing dates shall be reduced pro rata by an aggregate principal repayment amount equal to the amount of such reduction, expiration or termination.

(b) Term B Loans. The Borrowers shall repay to the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the last Business Day of each fiscal quarter following the ~~Closing Date~~Second Amendment Effective Date, after giving effect to any voluntary prepayment of Term B Loans on the Second Amendment Effective Date, in the amount of $~~2,175,000~~1,857,062.50 (which amounts shall be reduced on a dollar-for-dollar basis as a result of the application of prepayments of Term B Loans in accordance with Section 2.06); provided that (x) the final principal repayment installment of the Term B Loans shall be in the amount of $~~809,100,000~~692,684,312.50 (or such lesser aggregate principal amount of Term B Loans then outstanding) and repaid on the Maturity Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date and (y) in the event and on each

All prepayments under Section 2.06(b) shall be subject to Section 2.06(d) and Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(d) Term B Loan Repayment Premium. In the event that all or any portion of the Term B Facility is (i) repaid, prepaid, refinanced or replaced (including, without limitation, with Credit Agreement Refinancing Facilities or Permitted External Refinancing Debt) or (ii) repriced or effectively refinanced through any waiver, consent, amendment or amendment and restatement (including, without limitation, an Additional Credit Extension Amendment) in each case, in connection with any waiver, consent, amendment or amendment and restatement to the Term B Facility directed at, or the result of which would be, the lowering of the All-in Yield of the Term B Facility or the incurrence of any Indebtedness having an All-in Yield that is less than the All-in Yield of the Term B Facility (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”) occurring on or prior to the first anniversary of the ~~Closing~~Second Amendment Effective Date, the Borrowers shall pay a prepayment premium equal to 1.00% of the principal amount of the Term B Loans so repaid, prepaid, refinanced, replaced or repriced. If all or any portion of the Term B Facility held by any Term B Lender is subject to mandatory assignment pursuant to Section 11.13 as a result of, or in connection with, such Term B Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction) on or prior to the first anniversary of the ~~Closing~~Second Amendment Effective Date, the Borrowers shall pay a prepayment premium equal to 1.00% of the principal amount of the Term B Loans so repaid, prepaid, refinanced or replaced.

Section 2.07. Termination or Reduction of Commitments.

(a) Voluntary Reductions of Revolving Credit Commitments. The Aggregate Revolving Credit Commitments hereunder may be permanently reduced in whole or in part by notice from the Parent to the Administrative Agent; provided that (i) any such notice thereof must be received by 11:00 a.m. at least five Business Days prior to the date of reduction or termination and any such prepayment shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof; (ii) none of the Aggregate Revolving Credit Commitments may be reduced to an amount less than the Revolving Credit Obligations then outstanding thereunder and (iii) if, after giving effect to any reduction of any of the Aggregate Revolving Credit Commitments, the L/C Sublimit or the Swingline Sublimit exceeds the amount of applicable Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will give prompt notice to the Revolving Credit Lenders of any such reduction in the Aggregate Revolving Credit Commitments.

(b) Voluntary Reductions of Term Commitments. The aggregate Term Commitments hereunder may be permanently reduced in whole or in part from and after the Effective Date until the Closing Date by notice from the Parent to the Administrative Agent; provided that any such notice thereof must be received by 11:00 a.m. at least five Business Days prior to the date of reduction or termination and any such reduction or termination shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof. The Administrative Agent will give prompt notice to the Appropriate Lenders of any such reduction in or termination of the aggregate Term Commitments.

(c) Mandatory Reductions of Revolving Credit Commitments. The Aggregate Revolving Credit Committed Amount (i) shall not be permanently reduced upon application of any mandatory prepayments to the Revolving Credit Obligations and (ii) shall, if the Closing Date has not occurred on or prior to such date, be automatically and permanently reduced to zero on the Commitment Termination Date.

(d) Mandatory Reductions of Term Commitments.

(i) The aggregate Term A Commitments shall be automatically and permanently reduced to zero on the earlier of (x) the date of the Term A Borrowing and (y) if the Closing Date has not occurred on or prior to such date, the Commitment Termination Date.

(ii) The aggregate Term B Commitments with respect to the Initial Term B Loans shall be automatically and permanently reduced to zero on the ~~earlier of (x) the date of the~~Closing Date, upon and after giving effect to the funding of the Initial Term B Loans on such date.

(iii) The aggregate Term B ~~Borrowing and (y) if the Closing Date has not occurred on or prior to~~Commitments with respect to the New Term B Loans shall be automatically and permanently reduced to zero on the Second Amendment Effective Date, upon and after giving effect to the funding of the New Term B Loans on such date~~, the Commitment Termination Date~~.

(e) Payment of Fees. All Commitment Fees, ticking fees or other fees accrued with respect to such portion of the Aggregate Revolving Credit Commitments or the Term Commitments terminated or reduced pursuant to Section 2.07 through the effective date of such termination or reduction shall be paid on the effective date of such termination or reduction.

Section 2.08. Interest.

(a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Percentage; (ii) each Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Percentage.

(b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law.

(ii) If any amount (other than principal of any Loan) payable under any Credit Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount

Parent will be responsible for the costs and expenses of the Administrative Agent only for one such visit and inspection in any fiscal year of Parent.

Section 7.11. Use of Proceeds.

(a) Use (i) the Credit Extensions under the Term Facilities on the Closing Date and (ii) up to $140,000,000 of the Revolving Credit Loans on the Closing Date to finance a portion of the Sealy Acquisition and the Refinancing and to pay the Transaction Costs.

(b) Use Credit Extensions under the Revolving Credit Facility on and after the Closing Date (i) to provide credit support for the Albuquerque IRB Financing and (ii) to finance working capital, capital expenditures and other general corporate purposes, including Acquisitions and Restricted Payments otherwise permitted hereunder.

(c) Use the proceeds of the New Term B Loans made pursuant to the Second Amendment to prepay in full all Initial Term B Loans on the Second Amendment Effective Date.

Section 7.12. Joinder of Subsidiaries as Guarantors.

(a) Obligations. Where any Domestic Subsidiary of the Parent (other than an Excluded Domestic Subsidiary) that is not a Guarantor hereunder (a “Non-Guarantor Domestic Subsidiary”) shall at any time:

(i) represent more than 3% of the consolidated assets or account for more than 3% of consolidated revenues for the Parent and its Subsidiaries,

(ii) together with all other such Non-Guarantor Domestic Subsidiaries as a group, represent more than 10% of the consolidated assets or account for more than 10% of the consolidated revenues for the Parent and its Subsidiaries, or

(iii) guarantee the obligations under the Senior Notes (if any) or the Bridge Facility (if any),

then, in any such instance, the Parent will promptly, but in any event within 30 days of making such determination, cause the joinder of Non-Guarantor Domestic Subsidiaries as Guarantors hereunder pursuant to Joinder Agreements (or such other documentation reasonably acceptable to the Administrative Agent) accompanied by Organization Documents and favorable opinions of counsel to each such Domestic Subsidiary, all in form and substance reasonably satisfactory to the Administrative Agent, such that after giving effect thereto the Non-Guarantor Domestic Subsidiaries will not, individually or as a group, exceed the foregoing threshold requirements.

(b) Guaranties and Support Obligations in Respect of other Funded Debt. The Parent will not permit any of its Domestic Subsidiaries to give a guaranty or other Support Obligation in respect of Funded Debt, unless (i) the guaranty or other Support Obligation is otherwise permitted hereunder and (ii) such Domestic Subsidiary shall have given a guaranty of the Obligations hereunder on an equal and ratable basis by becoming a Guarantor pursuant to the terms hereof.

Section 8.02. Investments. Make or permit to exist any Investments, except:

(a) cash and Cash Equivalents;

(b) Investments (including intercompany Investments) existing on the Closing Date or committed to be made pursuant to an agreement existing on the Closing Date, in each case listed on Schedule 8.02;

(c) (i) to the extent not prohibited by applicable Law, advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes and (ii) loans and advances to officers, directors and employees of the Parent or any of its Subsidiaries to finance the purchase of capital stock of the Parent in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(d) (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from (x) the grant of trade credit in the ordinary course of business or (y) credit extended to customers who are natural persons to finance the purchase of products of the Parent and its Subsidiaries in an aggregate principal amount not to exceed ~~(A) $7,500,000 made in any fiscal year or (B)~~ $20,000,000 outstanding at any time and (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Investments by the Parent or any Subsidiary in and to the Parent or any other Credit Party;

(f) Investments by any Credit Party, on the one hand, in and to one or more Subsidiaries that are not Credit Parties, on the other hand, in aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(g) Investments made (i) by and between Subsidiaries that are not Credit Parties, (ii) by Foreign Subsidiaries in connection with the acquisition of the equity or assets of suppliers, distributors and other Persons (other than the Parent or any of its Subsidiaries) engaged in a business related to the business conducted by the Parent and its Subsidiaries that will become a Foreign Subsidiary or be owned by a Foreign Subsidiary following such acquisition to the extent that such acquisition is funded with foreign generated cash flow or Indebtedness of such Foreign Subsidiaries or (iii) otherwise by Foreign Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(h) Investments to the extent that payment for such investments is made solely with the Capital Stock of the Parent;

(i) (x) Permitted Acquisitions and (y) Investments of any Person that becomes a Subsidiary on or after the Closing Date; provided that (A) such Investments exist at the time such Person becomes a Subsidiary and (B) such Investments are not made in anticipation or contemplation of such Person becoming a Subsidiary;

(j) Investments in joint ventures in an aggregate amount not to exceed $30,000,000 at any time outstanding;